Exhibit 24

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, each undersigned party hereby agrees to the joint filing, on behalf of such undersigned party with respect to the common stock, par value $0.0001 per share, of Premier Exhibitions, Inc. (the “Company”), a Florida corporation, of any and all forms, statements, reports, and/or documents required to be filed by such undersigned party under Section 13(d) and/or Section 16 of the Exchange Act (including any amendments, supplements, and/or exhibits thereto) with the U.S. Securities and Exchange Commission (the “SEC”) (and, if such security is registered on a national securities exchange or national securities association, also with such exchange or association as may be required by applicable laws, rules and regulations), and each undersigned party further agrees that this Joint Filing Agreement and Power of Attorney may be included as an Exhibit to such joint filing.

Know all by these presents, that the undersigned hereby constitutes and appoints each of Laing Henshall, Catherine Wade, Samuel Schlessinger, Emily Yuen, Danielle Moore Burton, Tina Bingham and Brian A. Wainger or any of them acting as the true and lawful attorney-in-fact and agent of such undersigned party with full power and authority and full power of substitution and resubstitution, for, in the name of, and on behalf of such undersigned party, place and stead, in any and all capacities to:

1.     execute any and all forms, statements, reports, and/or documents required to be filed by such undersigned party under Section 13(d) and/or Section 16 of the Exchange Act (including any and all amendments, supplements and/or exhibits thereto), for, in the name of, and on behalf of such undersigned party;

2.     do and perform any and all acts for, in the name of, and on behalf of such undersigned party which said attorney-in-fact determines may be necessary or appropriate to complete and execute any and all such forms, statements, reports, and/or documents, any and all such amendments, supplements, and/or exhibits thereto, and any and all other documents in connection therewith;

3.     file such forms, statements, reports, and/or documents, any and all such amendments, supplements, and/or exhibits thereto, and any and all other documents in connection therewith with the SEC (and, if such security is registered on a national securities exchange or national securities association, also with such exchange or association as may be required by applicable laws, rules and regulations); and

4.     perform any and all other acts that said attorney-in-fact or agents determines may be necessary or appropriate in connection with the foregoing that may be in the best interest of or legally required by such undersigned party, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as said attorney-in-fact and agents might or should do in person, hereby ratifying and confirming all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Joint Filing Agreement and Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Joint Filing Agreement and Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file such forms, statements, reports, and/or documents in accordance with Section 13(d) and/or Section 16 of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Joint Filing Agreement and Power of Attorney as of this 6th day of November, 2015.

DAOPING BAO

By:	/s/ Daoping Bao

HIGH NATURE HOLDING LIMITED

By:	/s/ Haiping Zou
Name: Haiping Zou
Title: President

JIHE ZHANG

By:	/s/ Jihe Zhang

LANGE FENG

By:	/s/ Lange Feng

MANDRA FORESTRY LIMITED

By:	/s/ Zhang Songyi
Name: Zhang Songyi
Title: Director

NANCY BRENNER

By:	/s/ Nancy Brenner